ASSET PURCHASE AGREEMENT

      ASSET PURCHASE AGREEMENT (the "Agreement") dated as of November 20, 1997 by and among HERTZ TECHNOLOGY GROUP, INC., a Delaware corporation ("Buyer"), LANDAU METAL PRODUCTS CORP., a New York Corporation ("Seller"), and ALBERT M. HIRSCHSON ("Hirschson").

                                   WITNESSETH:

      WHEREAS, Seller is engaged in the business of sheet metal fabrication and selling of related products (the "Business"); and

      WHEREAS, Hirschson owns all the outstanding stock of Seller and is its Chief Executive Officer; and

      WHEREAS, Buyer wishes to purchase substantially all of the assets used in connection with the Business; and

      WHEREAS, Seller wishes to sell such assets to Buyer.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

      1. Purchase and Sale of Assets.

      1.01 Purchase of Assets. On the terms and subject to the conditions set forth herein, at the Closing (as defined in Section 4.01), effective as of the Closing Date (as defined in Section 4.01), Buyer shall purchase from Seller, and Seller shall sell, assign, transfer, convey and deliver to Buyer, all of Seller's right, title and interest in and to all of the assets and properties used in connection with the Business, as the same shall exist on the Closing Date, except for the Excluded

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Assets as described in Section 1.03, all of such assets and properties being hereinafter collectively referred to as the "Purchased Assets".

      1.02 List of Assets. Except as expressly provided in Section 1.03 hereof, the Purchased Assets shall include, without limitation, all of Seller's right, title and interest in and to:

      (a)   All cash and cash items;

      (b)   All accounts receivable;

      (c)   All inventory;

      (d)   All miscellaneous deposits and prepaid expenses;

      (e)   All advances to suppliers;

      (f)   All machinery and equipment;

      (g)   all office furniture and fixtures;

      (h) All contracts to sell goods and products or provide services which contracts are to be assumed by Buyer under Section 3.01;

      (i)   Goodwill of the Business;

      (j)   All Rights (as defined in Section 5.12);

      (k) All claims against third parties relating to items included in the Purchased Assets, including, without limitation, unliquidated rights under manufacturer's and vendor's warranties;

      (l) All customer lists, supplier lists, sales and service records marketing and advertising plans and other records relating to the Business; and


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      (m)   Computer software.

      (n) All assets, tangible and intangible, other than the name, of Hirschson Metal Industries.

      1.03 Excluded Assets. The Purchased Assets shall not include:

      (a)   Seller's accounting and tax records and files;

      (b) Seller's incorporation data, corporate seals, stock records, minutes of meetings of Seller's Boards of Directors and Shareholders;

      (c) Any contracts and leases to which Seller is a party, except Assumed Contracts, as defined in Section 3.01.

      1.04 Instruments to be Exchanged at Closing. On the Closing Date, (a) Seller shall deliver, or cause to be delivered, to Buyer (i) the Closing Balance Sheet described in Section 2.03 and (ii) duly executed instruments of transfer and assignment, including, without limitation, bills of sale and assignments in form and substance reasonably satisfactory to Buyer and its counsel, sufficient to vest in Buyer valid title to all of Seller's right, title and interest in and to the Purchased Assets, free and clear of all mortgages, claims, liens, charges or encumbrances of any kind or nature whatsoever, except for the Assumed Liabilities, and (b) Buyer shall deliver or cause to be delivered to Seller, (i) the Cash Portion of the Purchase Price as set forth in Section 2.01(a), the Note for the Deferred Portion of the Purchase Price described in Section 2.01(b) and
(ii) an assumption agreement assuming the Assumed Liabilities described in
Section 3.01.


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2. Consideration for Sale and Transfer.

      2.01 Purchase Price. In consideration for the aforesaid sale, transfer and delivery of the Purchased Assets, Buyer shall cause to be issued and delivered to Seller at the Closing:

      (a) $660,000 in cash or certified check (the "Cash Portion of the Purchase Price"), provided however, that if the condition to Buyer's Closing hereunder as set forth in Section 10.08 herein that the Company's current net assets as of the Closing Date be at least $400,000 is not satisfied, and Buyer by notice to Seller elects to close notwithstanding the failure to satisfy this condition, the Cash Portion of the Purchase Price shall be reduced by the amount by which $400,000 exceeds the then current net assets as shown on the Closing Balance Sheet, as hereinafter defined.

      (b) a Promissory Note (the "Note") in the principal amount of $380,000 payable in three installments of principal of $126,667 each, on the first three anniversaries of the Closing, each installment of principal to be accompanied by a payment of interest at the rate of 7% per annum on unpaid balances, such Note to be substantially in the form annexed hereto as Exhibit 1 (the "Deferred Portion of the Purchase Price"). The Note shall be secured by a security interest in all the assets purchased hereunder as provided in a Security Agreement in substantially the form annexed hereto as Exhibit 2 (the "Security Agreement").

      (c) An Assumption Agreement assuming the Assumed Liabilities as defined in
Section 3.01.

      2.02 Allocation of Purchase Price. The parties agree that the Purchase Price shall be allocated to the various assets and properties included in the Purchased Assets in the manner set forth on Schedule 2.02 hereto.


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

      2.03 The Preliminary and Closing Balance Sheet. Seller shall at least (5) days prior to Closing provide Buyer with a Balance Sheet (the "Preliminary Balance Sheet"), as of a date not more than ten (10) days before the Closing reflecting its assets and liabilities as of such date determined in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis. The Preliminary Balance Sheet shall be updated by the Seller at Closing by its delivery to Buyer of a Closing Balance Sheet as of the Closing Date (the "Closing Balance Sheet") determined in accordance with GAAP applied on a consistent basis with prior periods. The Preliminary Balance Sheet and the Closing Balance Sheet shall each set forth a detailed listing of each account receivable included in the Balance Sheet.

      3. Post-Closing Obligations.

      3.01 Assumption.

      (a) Upon the transfer of the Purchased Assets to Buyer on the Closing Date, Buyer shall (except as may otherwise be specifically agreed to in any other provision of this Agreement) assume and agree to timely and fully pay, perform and discharge those obligations and liabilities of Seller (the "Assumed Liabilities") consisting of: (i) those liabilities that are trade liabilities and are reflected as such on the Closing Balance Sheet, and (ii) such contractual obligations arising from and after Closing under those contracts set forth in Schedule 5.17 annexed hereto which are specifically designated to be assumed by Buyer on such schedule and under those contracts which are not required under Section 5.17 to be set forth on Schedule 5.17 (collectively the "Assumed Contracts"); provided, however, that to the extent that (x) consent to the assignment of an Assumed Contract is required, or (y) an Assumed Contract is not assignable and, in either case, consent to the assignment of such Assumed Contract is not obtained, then Buyer shall, nevertheless, assume and agree to pay, perform and discharge the obligations and liabilities of


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

Seller under such Assumed Contract to the extent that Buyer receives the benefits thereof, and the parties will cooperate with respect to each such Assumed Contract so that Buyer performs all remaining obligations required of Seller thereunder (including, without limitation, paying all sums due) and Buyer receives all remaining rights of Seller thereunder (including, without limitation, receiving any goods or services due). For example, if consent is withheld by or not sought from the other party to an Assumed Contract (or consent is otherwise not obtained), such cooperation shall include Seller's receipt of the sum required to be paid by Seller under the Assumed Contract from Buyer and delivery of same by Seller to the other party to the Assumed Contract and receipt by Seller of the goods purchased thereunder or the moneys to be received by a customer of Seller and the delivery of same to Buyer.

      (b) Except as specifically set forth in this Agreement, Buyer shall not and does not assume any liability or obligation of Seller including without limitation any liability and/or obligation of Seller or its officers, directors and shareholders with respect to (i) any federal, state or local income franchise or excise taxes or failure to properly pay and account for payroll taxes, (ii) any claim by any employee or former employee of Seller for salary, severance or other employee benefit payments arising prior to or by reason of the sale and other transactions referred to herein, (iii) Seller's Collective Bargaining Agreement or any Employee Plan of Seller as defined in Section 5.20,
(iv) product liability claims arising out of goods or services sold prior to Closing, and (v) any claims based on violation or noncompliance by Seller or others prior to Closing of any environmental law regulation or ordinance.

      3.02 Receivable Payments. Seller agrees that if it receives a payment with respect to an account receivable sold to Buyer herein, then, and in such event, it shall immediately forward to the Buyer in kind the check or other form of payment received on account thereof.


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

      3.03 Endorsement of Checks. Seller hereby agrees that any check received by Buyer on or after the Closing Date as payment on account of any account receivable constituting a part of the Purchased Assets, which check is payable to Seller, may be endorsed in Seller's name by Buyer for its own account.

      4. Closing.

      4.01 Closing. The Closing of the transactions to be effected hereunder (the "Closing") shall be held at the offices of Morse, Zelnick, Rose & Lander, LLP at 10:00 A.M. on December 3, 1997, or at such other place or at such other time as Buyer and Seller may mutually agree (the "Closing Date").

      5. Representations and Warranties of Seller and Hirschson. Seller and Hirschson jointly and severally represent and warrant to and agree with Buyer as follows:

      5.01 Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Seller has full corporate power and authority to conduct its business as now conducted and to own or lease and operate the assets and properties now owned or leased and operated by it. Seller is not qualified to do business and is not required to be qualified in any other jurisdiction.

      5.02 Capitalization of Seller. All of the outstanding shares of capital stock of Seller are owned beneficially and of record as set forth on Schedule
5.02 hereof.

      5.03 Authority and Compliance. Seller has full corporate power and authority to execute and deliver this Agreement. The consummation and performance by Seller of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate actions (including, without limitation, approval by the Shareholders). This Agreement has been duly and validly executed and delivered on behalf of Seller and constitutes a


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

valid obligation of Seller, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable insolvency, bankruptcy, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general equity principles. No consent, authorization or approval of, exemption by, or filing with, any domestic governmental or administrative authority, or any court, is required by Seller or any of its shareholders to be obtained or made in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

      5.04 No Conflict. Except as set forth on Schedule 5.04, the performance of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach or violation of any of the terms or provisions of, or constitute a default under (i) any Assumed Contract or other agreement or instrument relating to the Purchased Assets (subject to obtaining any consents required to assign the Assumed Contracts); (ii) the articles of incorporation or by-laws of the Seller; or (iii) any law, order, rule, regulation, writ, injunction or decree applicable to the Seller.

      5.05 Financial Statements.

      (a) Schedule 5.05A contains copies of financial statements of the Seller for the year ended December 31, 1996 and the results of operations for the year then ended (the "Financial Statements"). The Financial Statements are true, complete and correct and fairly present in all material respects the financial position of the Seller at December 31, 1996 and the results of operations for the year then ended in conformity with GAAP applied on a basis consistent with prior periods.


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

      (b) Schedule 5.05B contains a copy of the balance sheet of Seller as of August 31, 1997 and the results of operations for the eight months then ended (the "Interim Statements"). The Interim Statements are true, complete and correct and fairly present in all material respects the financial position of the Seller as of August 31, 1997 in conformity with GAAP applied on a basis consistent with prior periods.

      5.06 Books and Records. The books of account and other financial records of Seller are complete and correct in all material respects and are maintained in accordance with good business practices, and accurately reflect the basis for the preparation of the Financial Statements and Interim Statements. Open purchase orders are accurately reflected in such books and records. A list of such outstanding orders as of a date within five (5) days of the date of this Agreement has been delivered to Buyer.

      5.07 Accounts Receivable. All accounts receivable reflected on the Interim Balance Sheet and those to be reflected on the Closing Balance Sheet arose and/or will have arisen from bona fide sales of goods or services in the ordinary course of business. All such accounts receivable are or will by their terms be due within thirty (30) days after being recorded on the books of Seller and are or will be collectable in full without resort to litigation or use of a collection agency within one hundred and twenty (120) days after the date of their creation. Following the Closing, Buyer shall be entitled to open mail received by the Business, even if addressed to Seller, for processing or forwarding to Seller, as appropriate. All of the accounts receivable which are part of the Purchased Assets and are not collected by Buyer within ninety (90) days from the date of their creation shall, upon notice of Buyer be purchased by Seller within ten (10) days after such notice for cash at their gross unpaid amount, in which event Buyer shall


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provide Seller with all relevant documents reasonably necessary for collection, including original invoices, billings and complete billing and collection files.

      5.08 Inventory. All inventory to be transferred to Buyer on the Closing Date will be merchantable and of a quality and quantity usable or salable in the ordinary course of the Business. All such inventory will be delivered to Buyer at the Closing to such location as Buyer shall direct.

      5.09 Assets and Properties. Except as set forth on Schedule 5.09, Seller has valid title to all personal property included in the Purchased Assets, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts and other encumbrances or any kind or nature.

      5.10 Condition of Assets and Properties. All machinery, tools, equipment and other tangible personal property included in the Purchased Assets, except for any inventory as to which the representation and warranty set forth in
Section 5.08 shall apply, (the "Tangible Personal Property") are useable in the ordinary course of business, Seller will transfer to Buyer any and all manufacturers' warranties applicable to the Tangible Personal Property to the extent permitted by the terms of such warranty.

      5.11 Absence of Certain Events. Except as set forth on Schedule 5.11, the Seller has not since August 31, 1997:

      (a) incurred any liabilities, other than liabilities incurred in the ordinary course of the Business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice;

      (b) sold, assigned or transferred any of its assets or properties except in the ordinary course of business consistent with past practice;

      (c) made any amendment or termination of any Assumed Contract;


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

      (d) suffered any damage, destruction or physical loss, whether or not covered by insurance, adversely affecting its business, operations, assets or properties, or suffered any repeated, recurring or prolonged shortage, cessation or interruption of inventory shipments, supplies or utility services required to conduct its business and operations or suffered any material adverse change in its financial condition or in the nature of its business or operations;

      (e) suffered any material adverse change or any threat of a material adverse change in its business relations with any of its major suppliers or major customers;

      (f) entered into any material transaction other than in the ordinary course of business consistent with past practice;

      (g) increased the compensation of any employee, paid any dividend, redeemed any stock or made any other distribution to its shareholders.

      5.12 Patents, Trademarks, Copyrights, Etc. Schedule 5.12 contains a complete and correct list of all patents, patent rights, patent applications, licenses, shop rights, trademarks, trademark applications, trade names, Internet Domain names, logos copyrights and similar rights currently used in the Business (collectively "Rights"), indicating the registered owner, the registration number, and the expiration date thereof. Seller owns or validly licenses all Rights and other proprietary information used in the conduct of the Business as currently being conducted. Neither the validity of any item on Schedule 5.12 nor the use thereof by Seller is the subject of any litigation; nor to the knowledge of Seller (i) is any such litigation threatened, (ii) do any facts exist which may have a material adverse effect on the use by Seller of any such Rights nor
(iii) does the conduct of the Business conflict with the valid Rights of others in any way. The Seller has not licensed any other party to use any of its Rights.


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

      5.13 Legal Proceedings, Etc. Except as set forth on Schedule 5.13, there are no claims, actions, suits, proceedings, arbitration or investigations, either administrative or judicial, pending or, to the best of Seller's actual knowledge, threatened by, or against, Seller or any of the Purchased Assets, or specifically relating to the transactions contemplated by this Agreement, at law or in equity or otherwise, before or by any court or governmental agency or body, domestic or foreign, or before an arbitrator of any kind. Except as set forth on Schedule 5.13, neither Seller, nor any insurance carrier of Seller, has since August 1, 1996, paid or reserved an amount in excess of $2,500 with respect to any claim made or threatened against Seller.

      5.14 Taxes and Tax Returns. Except to the extent indicated in Schedule 5.14, Seller has duly made all deposits required by law to be made with respect to employees' withholding taxes. Except as set forth in such Schedule, Seller has duly and timely filed with all appropriate governmental agencies and bodies, whether federal, state or local, all income, sales, license, franchise, excise, gross receipts, employment and payroll-related and real and personal property tax returns and all other tax returns which were required to be filed, all of which properly reflect the taxes owed by it for the periods covered thereby and, to the extent due Seller has timely paid all taxes shown to be due on such returns. With respect to sales of goods and services by Seller, Seller's records properly reflect the basis for not collecting sales and or use taxes with respect to those sales on which such taxes were not collected and such sales were not, in fact, subject to a sales tax. Schedule 5.14 sets forth a list of all jurisdictions with respect to which Seller files tax returns with respect to the Business.


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

      5.15 Customers: Suppliers: Adverse Conditions.

      Except as set forth on Schedule 5.15, (i) there has not, since January 1, 1997, been any termination or cancellation of the business relationship of Seller with any of the major customers or major suppliers of the Business; and
(ii) to the best of Seller's knowledge, there does not exist any facts or circumstances which have adversely affected or will adversely affect the Business, the relationships with major customers or major suppliers or which have prevented or will prevent the Business from being carried on after the Closing Date in essentially the same manner as is currently carried on.

      5.16 Schedules of Assets: Properties: Customers: Suppliers. Set forth on
Schedule 5.16 are lists, as of August 31, 1997, which are complete and accurate in all material respects with regard to the following:

      (a) A list of all machinery, equipment, furniture and fixtures owned, leased or used by Seller with an indication shown on such list as to whether each such item is owned, leased or otherwise held for use by Seller;

      (b) A list of the customers of the Business to which sales of goods and services in excess of $10,000 were made during the twelve months ended August 31, 1997 and the volume of sales made to each such customer;

      (c) A list of the suppliers of the Business from which purchases in excess of $10,000 were made during the twelve months ended December 31, 1996, and the eight months ended August 31, 1997 and the volume of purchases made from each such supplier;

      (d) All persons (other than suppliers or employees) to whom Seller has, with respect to the Business, paid aggregate fees to, and/or made aggregate purchases from, in excess of $10,000


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during the twelve months ended December 31, 1996 and the eight months ended
August 31, 1997; and

      (e) All potential material contracts or agreements relating to the Business in active process of negotiation which are not otherwise described on any other Schedule hereto.

      5.17 Contracts and Commitments.

      (a) Except as listed and described on Schedule 5.17, the Seller is not a party to any of the following contracts, commitments or understandings, whether oral or in writing (collectively, the "Contracts"), and whether or not assumed by Buyer, relating to the Business, copies of which have been delivered to
Buyer:

            (i) employment or consulting Contract;

            (ii) purchase orders or commitments with suppliers and contractors seeking delivery or the providing of services more than sixty (60) days from the date hereof or involving an amount in excess of $25,000 for any supplier or contractor;

            (iii) Contract for furnishing goods or the rendition of services by the Seller for a date more than sixty (60) days from the date hereof or involving an amount in excess of $15,000 for any customer;

            (iv) Contract involving the receipt of payments with respect to goods to be sold or services to be performed in the future;

            (v) representative, sales agency or distribution Contract, not terminable by Seller on thirty (30) days notice or less without cost or liability to Seller;

            (vi) lease under which Seller is either the lessor or lessee relating to real or personal property;

            (vii) advertising Contract;


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            (viii) Contract limiting or restraining in any respect Seller,
Hirschson or any of Seller's employees from engaging or competing in any lines of business or with any person;

            (ix) Contract with any labor union or other labor organization;

            (x) any Contract entered into or to be performed otherwise than in the ordinary course of the Business.

      (b) The Contracts on Schedule 5.17 which are to be assumed by Buyer are so designated on such schedule. Except as specifically so indicated none of the Contracts listed on such schedule are Assumed Contracts.

      (c) Except as may be otherwise set forth on Schedule 5.17, with respect to each Contract listed on Schedule 5.17 and with respect to each Contract not required to be so listed, to the best of Seller's knowledge: (i) Seller is in compliance with the provisions of each such Contract; (ii) no party to any such Contract is in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein; and (iii) no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder by any Contract party.

      (d) The consideration to be received by Seller for all unfinished Contracts under which Seller was to provide goods or services was determined by Seller at the time of its entry into such Contract in such manner as to provide it with a fair and reasonable return over and above the cost of completing such Contract and Seller has no reason to believe that as of the date hereof or at the Closing, that the costs to complete any such Contract are or would be materially higher than those as originally estimated.


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      5.18 Employees.

      (a) Set forth on Schedule 5.18 is a complete and accurate list of the names, social security numbers, dates of hire, dates of birth, sex, annual wages or hourly wage rates, as the case may be, of all present employees of Seller who are in active employment on the date hereof (the "Employees").

      (b) Schedule 5.18 sets forth a complete list of all benefits to which each of the Employees set forth on Schedule 5.18 is entitled, (if he were to remain in the employ of Seller) including, without limitation, any vacation, medical, life insurance and severance benefits.

      (c) Except for those Contracts listed on Schedule 5.17 identified as being assumed by Buyer, none of the Contracts so listed shall be Assumed Contracts.

      5.19 Labor. Seller is in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, occupational safety and health, and wages and hours and Seller has not received any written notice that it has failed to comply in any respect with any such laws. To the best of Seller's knowledge, Seller is not and has not since August 1, 1996 engaged in any unfair labor practice.

      5.20 Employee Benefit Plans.

      Set forth on Schedule 5.20 is a list and summary description of each and every Employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and each and every pension, bonus, incentive, deferred compensation, vacation, sick pay, severance pay or other plan, program, policy, arrangement or agreement (whether written or oral) maintained, contributed to, or required to be contributed to, by Seller or any of its ERISA Affiliates (as defined below) for the benefit of Employees and former and retired Employees of Seller or any of its ERISA Affiliates ("Employee Plans").


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

      (a) None of the Employee Plans is a "multi- employer plan" as defined in
Section 3(37) of ERISA, and as of the date hereof, neither Seller nor its ERISA Affiliates, has withdrawn from any multi-employer plan or incurred any "withdrawal liability" within the meaning of Section 4201 of ERISA with respect to any Employee Plan.

      (b) Except as set forth in Schedule 5.20, to the best of Seller's knowledge, all Employee Plans are in compliance in all material respects with the requirements prescribed by any and all applicable statutes, orders or governmental rules or regulations currently in effect with respect thereto, and Seller has performed all material obligations required to be performed by it thereunder;

      5.21 Warranties. All of Seller's standard warranties and service policies covering its products and services which are in force as of the date hereof are set forth in Schedule 5.21.

      5.22 Assets Being Transferred. The Purchased Assets being conveyed hereunder constitute such assets as are necessary to permit Buyer to continue the Business in a manner substantially similar to the manner in which Seller is operating the Business on the date hereof.

      5.23 Finder. There is no firm, corporation, agency or other entity or person that is entitled to a finder's fee or any type of brokerage commission in relation to or in connection with the transactions contemplated by this Agreement as a result of any agreement or understanding with Seller or any of its directors, officers, employees or shareholders.

      5.24 Health, Safety, Environment, etc.

      (a) Except as set forth in Schedule 5.24, Seller, to the best of its and Hirschson's knowledge, is in compliance with all applicable federal, state and local laws, rules, regulations, ordinances and requirements including without limitation, those relating to health and safety and protection of the environment. Except as set forth in Schedule 5.24, Seller possesses in its own


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name all permits, licenses and certificates required by Seller in the conduct of its business, a list of which is set forth in Schedule 5.24A, and has filed all notices or applications required thereby.

      (b) Except as described in Schedule 5.24, Seller, to the best of its and Hirschson's knowledge, has never generated, transported, treated, stored, or disposed of any Hazardous Wastes (as hereinafter defined) on the Premises (as defined in Section 7.02) and neither the Premises, the Business nor its assets contain (including without limitation, containment by means of any underground storage tank) any Hazardous Waste. "Hazardous Wastes" for purposes of this Agreement shall include, without limitation: (A) hazardous substances or hazardous wastes, as those terms are defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., and any other applicable federal, state, or local law, rule, regulation, ordinance or requirement, all as amended or hereafter amended; (B) any radioactive material, including, without limitation, any source, special nuclear, or by-product material as defined in 42 U.S.C. ss. 2011 et seq.; and (C) asbestos in any form or condition.

      (c) Except as disclosed in Schedule 5.24, Seller has not been subject to, or received any notice, of, any private, administrative or judicial action, or notice of any intended private, administrative, or judicial action relating to the presence or alleged presence of Hazardous Wastes in, under or upon the Premises or its assets, and does not know and has no reason to know of any basis for any such notice or action; and there are no pending, or, to Seller's and Hirschson's best knowledge, threatened actions or proceedings (or notices of potential actions or proceedings) from any government agency or any other entity regarding any matter relating to health, safety or protection of the environment.


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      (d) To the best of Seller's and Hirschson's knowledge, there are and have been no past or present events, conditions, circumstances, activities, practices, incidents or actions which could reasonably be expected to interfere with or prevent continued compliance with any federal, state or local law, rule, regulation, ordinance or requirement relating to the environment.

      5.25 Insurance Policies. Attached hereto as Schedule 5.25 is a correct and complete list and description of all insurance policies owned by Seller that relate to its business or properties. Such policies are in full force and effect and Seller shall continue to maintain the coverages set forth on Schedule 5.25 in full force and effect until the Closing Date.

      5.26 Full Disclosure. No representation or warranty by Seller in this Agreement or in any instrument or document delivered or to be delivered hereunder contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make any statement herein or therein not materially misleading. The parties agree that any item disclosed in any Schedule to this Agreement shall be deemed to have been disclosed on all Schedules to this Agreement wherein such disclosure may have been required.

      5.27 Bank Accounts. Schedule 5.27 is a true and complete list of each bank in which Seller has an account or safe deposit box, the number of each such account or both, and the names of all persons authorized to draw thereon or to have access thereto.

      6. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

      6.01 Organization, Good Standing, Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to execute and deliver this Agreement. The consummation and performance by Buyer of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate and other proceedings. This Agreement and the Note have been duly and validly executed and delivered on behalf of Buyer and constitutes a valid obligation of it, enforceable in accordance with their respective terms, except to the extent that such enforceability may be limited by applicable insolvency, bankruptcy, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general equity principles.

      6.02 No Conflict. The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under (i) any contract or other agreement or instrument to which Buyer is a party or by which or any of its properties or assets is bound; (ii) the certificates of incorporation or by-laws of Buyer; or (iii) any law, order, rule, regulation, writ, injunction or decree applicable to Buyer.

      6.03 Finder. There is no firm, corporation, agency or other entity or person that is entitled to a finder's fee or any type of brokerage commission in relation to or in connection with the transactions contemplated by this Agreement as a result of any agreement or understanding with Buyer or any of its directors, officers, or employees.

      6.04 SEC Filings. Buyer has delivered to the Seller (i) the annual report of Hertz Technology Group, Inc. on Form 10-KSB with respect to the fiscal years ended August 31, 1996 and (ii) its quarterly reports on Form 10-QSB with respect to the quarters ended November 30, February 28,1997 and May 30, 1997 1996 (the "SEC Filings'"). The SEC Filings are true, complete and correct in all material respects.

      6.05 Full Disclosure. No representation or warranty by Buyer in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make any statement herein or therein not materially misleading.

      7. Covenants of Seller and Hirschson. The Seller and Hirschson jointly and severally agree with Buyer as follows

      7.01. Conduct of Business Pending Closing. From and after the date of this Agreement until its Closing;

      (a) Access. Buyer and its agents will be given reasonable access to such information relating to Seller's operations and properties and may make such reasonable on-the-spot observation at the offices of Seller as to them seems appropriate in order to satisfy themselves that the Financial Statements represent the condition of the Seller as of the dates thereof and fairly represent the result of operations of the Seller for the indicated periods ended on such dates.

      (b) Business. Seller will carry on the Business diligently and substantially in the same manner as heretofore and except on written consent of Buyer will make no significant change in its contracts, methods of management or operation of its business or properties.

      (c) Negative Covenants. Seller will not, without the written consent of
Buyer:

            (i) except as otherwise reflected herein or in any Schedule attached hereto, grant any increase in the compensation or benefits, payable to or for the benefit of any of its officers or employees;

            (ii) make any commitments for capital expenditures for additions to plant or offices other than in the usual course of business;

            (iii) sell or dispose of any of its capital assets;

            (iv) incur, assume, pre-pay, guarantee, endorse or otherwise become liable or responsible (whether directly continently or otherwise) for any indebtedness for borrowed money or other material obligation related to the Business;

            (v) declare or pay any dividend or make any distribution in respect of its capital stock, nor directly or indirectly redeem, purchase, or otherwise acquire any of its own stock;

            (vi) amend its Articles of Incorporation or by-laws or make any changes in its authorized or issued capital stock;

            (vii) enter into any Contract or take any action not in the ordinary course of the Business;

            (vii) modify, amend or terminate any contract related to the Business, waive, release, relinquish or assign any contract or other claim or counsel or forgive any indebtedness owed to Seller.

      (d) Insurance. All property, real and personal, owned or leased by the Seller is and will be insured against risks as heretofore and all such property will be used, operated, maintained and repaired as it has been used in the past.

      (e) Preservation of Organization. The Seller and Hirschson shall use their best efforts to preserve intact the business of the Seller and preserve the good will that exists with suppliers, customers and others having relationship with Seller for the benefit of Buyer.

      7.02 Extension of Lease. The Seller and Hirschson shall use their best efforts to obtain the consent from the lessor of the premises at 2-61 Borden Avenue, Long Island City, NY, 11101 (the "Premises") to an assignment of the lease to Buyer and an extension of its term until the fifth anniversary of the Closing Date with such new terms including a release of Seller and Hirschson as are satisfactory to Buyer.

      7.03 Employment Agreement. At Closing, Hirschson shall enter into an employment agreement with Buyer in substantially the form annexed hereto as
Exhibit 4.

      7.04 Covenant Not to Compete. Hirschson agrees that for (a) a period of three (3) years from and after the Closing, he will not, directly or indirectly, in any manner (i) engage in the business of sheet metal fabrication or sale of technical furniture, computer communication enclosures, computer and electronic rack mounting equipment or in any business that competes with any business conducted by the Buyer and will not, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with any corporation, firm, entity, or business that is so engaged unless duly authorized by written consent of Buyer (provided, however, that nothing herein shall prohibit him from owning not more than five (3%) percent of the outstanding stock of any publicly held corporation); and (b) that for a period of five (5) years from and after its Closing he will not (i) persuade or attempt to persuade any employee of Buyer or any entity in control of, or controlled by, it (an "affiliate") to leave the employ of such company or entity or to become employed by any other entity; or (ii) persuade or attempt to persuade any current client or former client of Buyer or an affiliate of Buyer to reduce the amount of business it does or intends or anticipates doing with Buyer or such affiliate. Hirschson acknowledges that a violation of any of the covenants contained in this Section
7.04 may cause irreparable injury to the Buyer and that Buyer will be entitled, in addition to any other rights and remedies it may have, to injunctive relief. In the event the covenants contained in this Section 7.04 should be held by any court or other duly constituted judicial authority to be void or otherwise unenforceable in any particular jurisdiction or with respect to any particular activity or with respect to the period of restraint, then such covenants so affected shall be deemed to have been amended and modified so as to eliminate therefrom the particular jurisdiction or activity as to which such covenants are so held to be void or otherwise unenforceable or to reduce the period of restraint, and, as so modified and as to all other jurisdictions and activities covered hereby, the terms and provisions hereof shall remain in full force and effect.

      7.05 Consents. Seller shall use its reasonable efforts (not to include the expenditure of moneys) to obtain such approvals and/or consents as shall not have been obtained by the Closing Date as may be required to transfer the Assumed Contracts to Buyer. Buyer shall, as requested, give its reasonable cooperation to Seller in connection with Seller's efforts to obtain all such approvals and/or consents.

      7.06 Agreement Regarding Confidentiality. Except as required by law after reasonable notice to Buyer, neither Seller nor Hirschson shall, whether before or after the Closing, disclose to any person or entity any trade secret, formula, process, know-how, business strategies or plans, pricing, customers or customer lists, finances, costs, marketing plans, or any other information relating to the Purchased Assets or the Business that was not, prior to such disclosure, a matter of public knowledge.

      7.07 Change of Seller's Name. Effective as of the Closing Date, Seller shall change its corporate name to a name dissimilar to its current corporate name which is reasonably acceptable to Buyer. Seller hereby acknowledges and agrees that from and after the Closing Date, Buyer shall, as between Buyer and Seller, have the exclusive right to use the "Landau Metal Products" name or any derivative thereof.

      7.08 Satisfaction of Non Assumed Liabilities. Seller shall after the Closing satisfy in full any liabilities or obligations of the Business not assumed by Buyer hereunder as and when such obligations become payable.

      7.09 The Security Agreement. At the closing Seller shall enter into the Security Agreement with Buyer.

      8. Covenant of Buyer.

      8.01 Buyer's Covenants. Buyer covenants to enter into an employment agreement with Hirschson substantially in the form annexed hereto as Exhibit 3 and the Security Agreement with Seller.

      9. Employee Matters.

      (a) After the Closing Date, Buyer may offer employment to one or more employees of Seller in addition to Hirschson but shall not be obligated to do so. Such offer of employment shall be on such terms and conditions as Buyer, in its sole discretion, shall determine. All such employees who accept such offer of employment of Buyer shall become employees of Buyer as of the day of hire (hereafter the "Newly Hired Employees").

      (b) Employees of Seller who do not become Newly Hired Employees are collectively referred to herein as the "Non-Hired Employees" . Buyer shall have no liabilities or obligations whatsoever with respect to the Non-Hired Employees, and, in the case of "Newly Hired Employees", with respect to any obligation relating to the period prior to their employment by Buyer which liabilities and obligations (including, without limitation, all liabilities and responsibilities for any and all severance, or employment discrimination claims) shall be wholly borne by Seller. Seller shall be responsible for satisfying obligations under Section 601 et seq. of ERISA and Section 4980B of the Code ("COBRA"), to provide continuation coverage to or with respect to any Non-transferred Employee and to any other person entitled to such continuation coverage under Seller's group health plan based on a "qualifying event" which occurred prior to the Closing.

      (c) Buyer shall not assume nor be deemed to have assumed any obligations to "Newly Hired Employees" or Non-Hired Employees for vacation pay entitlements for periods prior to the Closing Date or for any other entitlement to which any such employee was entitled under his employment with the Seller. Seller shall satisfy its obligations to all of its Employees for vacation pay and any other entitlements that accrued prior to the Closing Date.

      10. Conditions Precedent to the Obligations of Buyer. The obligations of Buyer pursuant to this Agreement are subject to the satisfaction at the Closing of each of the following conditions; provided, however, that Buyer may, in its sole discretion, waive any of such conditions and proceed with the transactions contemplated hereby.

      10.01 Accuracy of Representations and Warranties. The representations and warranties of Seller and Hirschson contained in this Agreement or any other document delivered to Buyer at the Closing in connection with this Agreement shall be true in all material respects on and as of the Closing Date, as if made on and as of the Closing Date.

      10.02 Performance of Agreements. Seller and Hirschson shall have performed and complied with all covenants, obligations and agreements to be performed or complied with by them on or before the Closing Date pursuant to this Agreement.

      10.03 Litigation, Etc. No claim, action, suit, proceeding, arbitration, hearing or notice of hearing shall be pending (and no action or investigation by any governmental authority shall be threatened) which seeks to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

      10.04 Officer's Certificate. Buyer shall have received a certificate of Hirschson, dated the Closing Date, certifying as to (i) the fulfillment of the conditions set forth in Sections 10.01, 10.02 , 10.03 and 10.07 hereof and (ii) that the Closing Balance Sheet to be delivered pursuant to Section 2.04 fairly presents the financial position of Seller as of the Closing Date in conformity with GAAP applied on a basis consistent with prior periods.

      10.05 Approvals, Consents. Seller shall have obtained all approvals and/or consents which, in the reasonable opinion of Buyer's counsel, are required to effectively transfer the Assumed Contracts to Buyer.

      10.06 Actions, Proceedings, Etc. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement and all other related legal matters shall have been taken, prepared and completed in a manner reasonably satisfactory to Buyer and its counsel; and Buyer shall have been furnished with such other instruments and documents as it shall have reasonably requested.

      10.07 No Material Adverse Change. Between the date hereof and the Closing Date (i) there shall not have occurred any changes in Business which in the aggregate are materially adverse; or (ii) Buyer shall not have learned of any facts which, in its reasonable judgment, it believes are materially adverse to the Business or the Purchased Assets.

      10.08 Amount of Accounts Receivable. As of the Closing Date, the current net assets of Seller (consisting of cash, inventory and current receivables not more than 120 days old less trade payables) as shown on the Closing Balance Sheet shall be not less than $400,000.

      10.09 Lease. An assignment and extension of Lease Agreement referred to in
Section 7.02 shall have been entered into and exchanged between the parties hereto and the lessor of the Premises.

      10.10 Opinion of Counsel. Buyer shall have received from Parson & Brown LLP, counsel to Seller, an opinion dated the Closing Date in substantially the form annexed hereto as Exhibit 4.

      11. Conditions Precedent to the Obligations of the Seller. The obligations of Seller under this Agreement are subject to the satisfaction at the Closing of the following conditions; provided, however, that Seller may, in its sole discretion, waive any of such conditions and proceed with the transactions contemplated hereby.

      11.01 Accuracy of Representations and Warranties. The representations and warranties of Buyer contained in this Agreement or any other document delivered by Buyer to Seller at the Closing in connection with this Agreement shall be true in all material respects on and as of the Closing Date, as if made on and as of the Closing Date.

      11.02 Performance of Agreements. Buyer shall have performed and complied with all covenants, obligations and agreements to be performed or complied with by it on or before the Closing Date pursuant to this Agreement.

      11.03 Litigation. Etc. No claim, action, suit, proceeding, arbitration, hearing or notice of hearing shall be pending (and no action or investigation by any governmental authority shall be threatened) which seeks to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

      11.04 Officer's Certificate. Seller shall have received a certificate of an officer of Buyer, dated the Closing Date, certifying as to the fulfillment of the conditions set forth in Sections 11.01, 11.02 and 11.03 hereof.

      11.05 Assumption of Agreements. Buyer shall assume and agree to timely and fully pay, perform and discharge the Assumed Liabilities, including the Assumed Contracts, pursuant to Section 3.01 hereof.

      11.06 Opinion of Counsel. Seller shall have received from Morse, Zelnick, Rose & Lander, LLP, counsel to Buyer, an opinion dated the Closing Date in substantially the form annexed hereto as Exhibit 5.

      11.07 The Lease. Seller and Hirschson shall have been released by the lessor of the Premises from any liability under the lease therefor.

      12. Indemnification.

      12.01 Indemnification by Buyer. Buyer hereby covenants and agrees with Seller that it shall reimburse and indemnify Seller and its successors and assigns (individually an "Indemnified Party") and hold them harmless from, against and in respect of any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses (including interest which may be imposed in connection therewith and court costs and reasonable fees and disbursements of counsel) incurred by any of them due to, arising out of, or in connection with
(i) a breach of any of the representations, warranties, covenants or agreements made by Buyer in this Agreement and (ii) Buyer's failure to timely and fully honor, discharge, pay or fulfill any Assumed Liability.

      12.02 Indemnification by Seller.

      (a) Seller and Hirschson hereby covenant and agree with Buyer that they shall jointly and severally reimburse and indemnify Buyer and its successors and assigns (also individually an "Indemnified Party") and hold them harmless from, against and in respect of any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses (including interest which may be imposed in connection therewith and court costs and reasonable fees and disbursements of counsel) incurred by any of them due to, arising out of, or in connection with (i) the failure to pay for delinquent Accounts Receivable as provided in Section 5.07 hereof, (ii) a breach of any of the representations, warranties, covenants or agreements made by Seller or Shareholders in this Agreement; and (iii) the failure of Seller to discharge any liability or obligation of Seller which is not an Assumed Liability including, without limitation, (A) any warranty, product liability or other claim relating to any products sold or services performed by Seller on or prior to the Closing Date, or (B) any liability or other claim relating to the employment by Seller of the Non-Hired Employees or the Newly Hired Employees (in each case whether or not such liability would be imposed directly upon Buyer on account of a successor employer or successor enterprise theory).

      (b) If any claim for indemnification hereunder is not satisfied in full by the payment of cash in the amount of such claim by the Seller within fifteen
(15) days from the date of such demand by Buyer, Buyer may set off such claim against any payment to be made under the Note. Nothing herein shall in any way detract from the right of Seller to seek redress against other assets of Seller and Hirschson in any manner permitted by law.

      12.03 Right to Defend. Etc.

      (a) If the facts giving rise to any such indemnification shall involve any actual Claim or demand by any third party against an Indemnified Party, the indemnifying party shall be entitled to notice of and entitled to defend or prosecute such Claim at its expense and through counsel of its own choosing if it advises the Indemnified Party in writing of its intention to do so within thirty (30) days after notice of such Claim has been given to the indemnifying party (without prejudice to the right of any Indemnified Party to participate at its expense through counsel of its own choosing). Such Indemnified Party shall cooperate in the defense and/or settlement of such Claim, but shall be entitled to be reimbursed for all costs and expenses incurred by it in connection therewith. No settlement of any Claim may be made without the consent of the indemnifying party, which consent may not be unreasonably withheld; provided, however, that if such indemnifying party has been offered the opportunity to defend such Claim and has elected not to do so then settlement may be made without the consent of the indemnifying party.

      (b) Notwithstanding Section 12.03(a) hereof, if, in the reasonable opinion of Buyer, any Claim involves an issue or matter which could have a materially adverse effect on the business, operations, assets or prospects of Buyer, then, and in such event, Buyer shall have the right to control the defense or settlement of any such Claim. If Buyer should so elect to exercise such right, Buyer shall pay the legal expenses associated with such defense and the indemnifying party shall have the right at its sole expense to participate in, but not control, the defense or settlement of such Claim. No settlement of any such Claim may be made without the consent of the indemnifying party, which consent may not be unreasonably withheld.

      13. General Provisions.

      13.01 Survival of Representations, Warranties, Covenants, and Agreements. The representations, warranties, covenants and agreements contained in this Agreement shall survive the execution of this Agreement, the closing of the transactions contemplated hereby and any investigation made on behalf of Buyer for a period of twelve (12) months; provided, however, that any representations, warranties, covenants and agreements contained herein which specifically set forth longer time periods of effectiveness shall survive for the periods indicated therein and further provided that the covenants and agreements set forth in Sections 3.01, 3.02, 3.03, and 7.06 shall survive indefinitely. If any claim for indemnity has been timely made but has not been resolved by the parties prior to the expiration of the applicable time period of survival then, and in such event, such claim shall survive until finally resolved.

      13.02 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

      13.03 Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement to any party to any of the other parties shall be in writing and shall be deemed to have been duly given when (a) delivered in person, including delivery by an overnight courier service (such as Federal Express or UPS, etc.) or (b) on the date transmitted if sent by telecopy (which is confirmed) or (c) five (5) days after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice.

      If to Buyer or to Hertz
           addressed to:            Hertz Technology Group, Inc.
                                    75 Varick Street
                                    New York, New York
                                    Att'n.: Mr. Eli E. Hertz, President and
                                    Chief Executive Officer

      with a copy to:               Morse, Zelnick, Rose & Lander, LLP
                                    450 Park Avenue
                                    New York, New York 10022
                                    Att'n.: Howard L. Weinreich, Esq.

      If to Seller addressed to:    Landau Metal Products Corp.
                                    c/o Albert M. Hirschson
                                    501 East 79th Street
                                    New York, N.Y. 10021

      with a copy to:
                                    Edwin T. Markham, Esq.
                                    Parson & Brown LLP
                                    666 Third Avenue, 9th Floor
                                    New York, New York 10017

      If to Hirschson to:           Mr. Albert M. Hirschson
                                    501 East 79th Street
                                    New York, N.Y. 10021

      with a copy to:
                                    Edwin T. Markham, Esq.
                                    Parson & Brown LLP
                                    666 Third Avenue, 9th Floor
                                    New York, New York 10017

      13.04 Assignability and Amendments. This Agreement shall not be assignable by any of the parties hereto, except that Buyer may assign this agreement to a wholly owned subsidiary of Buyer and upon such assignee's assumption of this agreement, the term "Buyer", wherever it appears herein, shall be deemed to refer to such assignee. Notwithstanding any such assignment, Hertz Technology Group, Inc. shall remain liable for any obligations of Buyer hereunder. This Agreement cannot be altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties.

      13.05 Entire Agreement. This Agreement and the Exhibits and Schedules which are a part hereof and the other writings and agreements specifically identified herein contain the entire agreement between the parties with respect to the transactions contemplated herein and supersede all previous written or oral negotiations, commitments and understandings.

      13.06 Waivers, Remedies. Any condition to the performance of any party hereto which legally may be waived on or prior to the Closing Date may be waived by the party entitled to the benefit thereof. Any waiver must be in writing and signed by the party to be bound thereby. A waiver of any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party's rights under any other term or condition of this Agreement. All remedies under this Agreement shall be cumulative and not alternative.

      13.07 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

      13.08 Headings. All headings (including, without limitation, Article headings and Section titles) are inserted for convenience of reference only and shall not affect the meaning or interpretation of any such provisions or of this Agreement, taken as an entirety.

      13.09 Severability. If, and to the extent that any court of competent jurisdiction holds any provision (or any part thereof) of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

      13.10 No Third Party Beneficiaries. Nothing contained in this Agreement shall be deemed to confer rights on any Person or to indicate that this Agreement has been entered into for the benefit of any Person, other than the parties hereto.

      13.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws provisions.

      13.12 Binding Effects. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns.

      13.13 Sales Tax. The Buyer shall be responsible for the payment of any sales tax payable in connection with the transactions contemplated by this agreement.

      13.14 Further Assurances. At any time after the Closing Date, each party shall upon request of another party, execute, acknowledge and deliver all such further and other assurances and documents, and will take such action consistent with the terms of this Agreement, as may be reasonably requested to carry out the transactions contemplated herein and to permit each party to enjoy its rights and benefits hereunder.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                    HERTZ TECHNOLOGY GROUP, INC.


                                    By: /s/ Eli E. Hertz
                                       --------------------------------------
                                          Eli E. Hertz, President and
                                          Chief Executive Officer

                                    LANDAU METAL PRODUCTS CORP.


                                    By: /s/ Albert M. Hirschson
                                       --------------------------------------
                                          Albert M. Hirschson, President

                                        /s/ Albert M. Hirschson
                                       --------------------------------------
                                          Albert M. Hirschson